Exhibit 13

                                American Fidelity
                               Separate Account A

Schedule  of  Computations  for  Each  Performance  Quotation  Provided  in  the
Registration Statement
                                                        ONE YEAR        FIVE YEAR         TEN YEAR
(1) CUMULATIVE TOTAL RETURN                           TOTAL RETURN    TOTAL RETURN     TOTAL RETURN

     (A) INITIAL INVESTMENT                              $1,000.00       $1,000.00        $1,000.00
           multipied by                                         x               x                x
              0.96                                            0.96            0.96             0.96
           less $15.00                                          -               -                -
           less $.50                                        $15.00          $15.00           $15.00
             equals                                             -               -                -
         NET INITIAL INVESTMENT                              $0.50           $0.50            $0.50
                                                                =               =                =
                                                           $944.50         $944.50          $944.50

     (B) NET INITIAL INVESTMENT                            $944.50         $944.50          $944.50
           divided by                                           /               /                /
         ACCUMULATION UNIT VALUE ON PURCHASE DATE         $28.5519        $12.1992          $6.9245
           equals                                               =               =                =
         NUMBER OF ACCUMULATION UNITS PURCHASED              33.08           77.42           136.40

     (C) ACCUMULATION UNIT VALUE AT THE END OF
         TIME PERIOD                                      $28.3822        $28.3822         $28.3822
           multipied by                                         x               x                x
         NUMBER OF ACCUMULATION UNITS PURCHASED              33.08           77.42           136.40
           equals                                               =               =                =
         ENDING VALUE                                      $938.88       $2,197.35        $3,871.33

     (D) ENDING VALUE                                      $938.88       $2,197.35        $3,871.33
           minus                                                -               -                -
         INITIAL INVESTMENT                              $1,000.00       $1,000.00        $1,000.00
           equals                                               =               =                =
         TOTAL DOLLAR RETURN                               ($61.12)      $1,197.35        $2,871.33

     (E) TOTAL DOLLAR RETURN                               ($61.12)      $1,197.35        $2,871.33
           divided by                                           /               /                /
         INITIAL INVESTMENT                              $1,000.00       $1,000.00        $1,000.00
           multipied by 100                                     x               x                x
              equals                                           100             100              100
         TOTAL RETURN FOR THE PERIOD
         EXPRESSED AS A PERCENTAGE                              =               =                =
                                                             -6.11%         119.74%          287.13%


(2) AVERAGE ANNUAL TOTAL RETURN ( STANDARDIZED PERFORMANCE)


Average annual total return quotations for the one, five and ten year periods ending 31-Dec-2000 are computed using the formula below:

                     P (1+T)**n  =  ERV

    Where:     P   =  a hypothetical initial investment of $1,000

               T   =  average annual total return

               **  =  to the power of

               n   =  number of years

               ERV  = ending value of a hypothetical $1,000 investment as of the end of the one, five and ten year periods computed in accordance with the formula shown in (1) above.

    Thus:

        ONE YEAR                    FIVE YEAR                TEN YEAR
     AVERAGE ANNUAL              AVERAGE ANNUAL           AVERAGE ANNUAL
      TOTAL RETURN                TOTAL RETURN             TOTAL RETURN
$1,000 (1+T)**1 = $938.88 $1,000 (1+T)**5 = $2,197.35 $1,000 (1+T)**10 = $3,871.33
              T = -6.11%                T = 17.05%                   T =    14.49%